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EXHIBIT 23 - CONSENT OF INDEPENDENT ACCOUNTANTS

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-07347) of MICROS Systems, Inc. of our report dated June 23, 1999 relating to the financial statements of MICROS Systems, Inc. 401(k) Retirement Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Baltimore, Maryland
June 23, 1999


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